Exhibit 99.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“this First Amendment”) is made as of September 29, 2008 (“Effective Date”), by and between ARE-PA REGION NO. 6, LLC, a Delaware limited liability company, having an address at 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101 (“Landlord”), and AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation, having an address at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355 (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement (“Original Lease”) dated as of September 5, 2006, wherein Landlord leased to Tenant certain premises (“Premises”) located at 102 Witmer Road, Horsham, Pennsylvania 19044-2211, as more particularly described in the Lease.

B. Tenant desires the Landlord provide additional tenant improvement allowances to Tenant for the purpose of performing Alterations to improve the Premises for Tenant’s business operations, and Landlord is willing to do so on the terms and conditions set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, the parties hereto agree that the Lease is amended as follows:

1. Amendment to Basic Lease Provisions. Effective as of the Effective Date, the schedule of Exhibits set forth in the Basic Lease Information is hereby amended by adding a new Exhibit I at the end thereof entitled “2008 Work Letter.” As a result, effective as of the Effective Date the schedule of Exhibits is hereby amended by deleting that schedule in its entirety and replacing it with the following new schedule:

[X] EXHIBIT A – PREMISES DESCRIPTION	[X] EXHIBIT B – DESCRIPTION OF PROJECT
[X] EXHIBIT C – WORK LETTER	[X] EXHIBIT D – COMMENCEMENT DATE
[X] EXHIBIT E – RULES AND REGULATIONS	[X] EXHIBIT F – TENANT’S PERSONAL PROPERTY
[X] EXHIBIT G – BUILDING INFRASTRUCTURE	[X] EXHIBIT H – CONSENT TO PROPERTY ACCESS AGREEMENTS
[X] EXHIBIT I – 2008 WORK LETTER

2. Amendment to Section 4 (Base Rent Adjustments). Effective as of the Effective Date, Section 4 of the Lease is hereby amended by deleting that Section in its entirety and replacing it with the following new Section 4:

4. Base Rent Adjustments. Base Rent shall be increased: (i) pursuant to the terms and conditions of Section 4 of the (x) Work Letter attached hereto as Exhibit C relating to the Initial Tenant Improvement Allowance and the Additional Tenant Improvement Allowance (all as defined in the Work Letter) elected to be used by Tenant thereunder, and (z) 2008 Work Letter attached hereto as Exhibit I relating to the 2008 $2M TI Allowance and the 2008 $3.25M TI Allowance (all as defined in the 2008 Work Letter) elected to be used by Tenant thereunder, and (ii) on each anniversary of the first day of the first full month during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date; provided, however, that in no event shall the amount of the TI Allowance or the 2008 TI Allowance (as defined in the 2008 Work Letter) be included in the Base Rent for

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purposes of calculating the annual increases in the Base Rent under this Section 4. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

3. Miscellaneous.

3.1 Entire Agreement. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

3.2 Binding Effect. This First Amendment is binding on and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

3.3 Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

3.4 Reaffirmation. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment except as necessary to give effect to this Section. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Regardless of whether specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

3.5 Broker. Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent, or other person (collectively “Broker”) in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

[SIGNATURES APPEAR ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ J E Fickenscher
Its:	CFO

LANDLORD:

ARE-PA REGION NO. 6, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

By:	ARE-QRS CORP.,
a Maryland corporation, general partner

By:	/s/ Jennifer Pappas
a SVP – General Counsel

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EXHIBIT I

2008 WORK LETTER

2008 WORK LETTER

THIS 2008 WORK LETTER (“this 2008 Work Letter”) is incorporated into that certain Lease Agreement dated as of September 5, 2006, as amended by a First Amendment to Lease Agreement dated as of September 29, 2008 (collectively, the “Lease”), by and between ARE-PA REGION NO. 6, LLC, a Delaware limited liability company (“Landlord”), and AUXILIUM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Michael Cowan (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this 2008 Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this 2008 Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b) Landlord’s Authorized Representative. Landlord designates Lawrence J. Diamond and Vincent R. Ciruzzi (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this 2008 Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this 2008 Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (“TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor.

2. Tenant Improvements.

(a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature. Other than funding the 2008 TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b) Tenant’s Space Plans. Before performing any Tenant Improvements, Tenant shall deliver to Landlord schematic drawings and outline specifications (“TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements. Not more than 5 business days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 7 business days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings.

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(c) Working Drawings. Not later than 20 business days following the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 5 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 20 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

(d) Approval and Completion. If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the 2008 TI Allowance (as defined in Section 4(b) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building Systems (in which case Landlord shall make the final decision). Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of the Tenant Improvements.

(a) Commencement and Permitting of the Tenant Improvements. Tenant shall commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (“TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the 2008 TI Allowance. Landlord shall assist Tenant in obtaining the TI Permit. Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

(b) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute discretion if the matter concerns the structural components of the Building or any Building System.

(c) Tenant Liability. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

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(d) Substantial Completion. Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this 2008 Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

(e) Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(f) Tenant’s Right to Request Changes. If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form or other form reasonably acceptable to Landlord (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 7 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

(g) Implementation of Changes. If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined in Section 4(d) below) required in connection with such Change, Tenant may cause the approved Change to be instituted. If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

4. Costs.

(a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld or delayed. The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) in an amount equal to 2% of the total cost of the Tenant Improvements for monitoring and inspecting the construction of the Tenant Improvements, which sum shall be payable from the 2008 TI Allowance; provided, however, that the Administrative Rent shall not apply to the 2008 $2M TI Allowance. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the 2008 TI Allowance. If the Budget is greater than the 2008 TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 4(d).

(b) 2008 TI Allowance. Landlord shall provide to Tenant the following tenant improvement allowances (collectively, the “2008 TI Allowance”):

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1. a “2008 $2M TI Allowance” in the maximum amount of $40 per rentable square foot in the Premises, or $2,000,000 in the aggregate, which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease. The 2008 $2M TI Allowance shall be amortized over the Term at an interest rate of 10% per annum; and

2. a “2008 $3.25M TI Allowance” in the maximum amount of $65 per rentable square foot in the Premises, or $3,250,000 in the aggregate, which shall, to the extent used, result in adjustments to the Base Rent as set forth in the Lease. The 2008 $3.25M TI Allowance shall be amortized over the Term at an interest rate of 10% per annum. Landlord shall provide the 2008 $3.25M TI Allowance to Tenant only if, at the time and from time to time that Tenant requests funds from the 2008 $3.25M TI Allowance, Tenant’s net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) as set forth in Tenant’s most current quarterly or annual financial statements (copies of which Tenant shall promptly provide to Landlord along with the funding request) is not less than the net worth (as determined in accordance with GAAP) of Tenant as set forth in Tenant’s most current quarterly or annual financial statements as of the date of the First Amendment to Lease Agreement between Landlord and Tenant.

Tenant shall have the right to prepay without penalty all or any part of the unamortized portion of the 2008 TI Allowance by providing Landlord with prior written notice of Tenant’s desire and intent to so prepay the unamortized portion of the 2008 TI Allowance at least 1 year in advance of the date of prepayment. Before commencing the Tenant Improvements, Tenant shall notify Landlord how much 2008 $2M TI Allowance and 2008 $3.25M TI Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. The 2008 TI Allowance shall be disbursed in accordance with this 2008 Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the 2008 TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 3. Tenant shall have no right to any portion of the 2008 $2M TI Allowance that is not disbursed by December 31, 2008, and Tenant shall have no right to any portion of the 2008 $3.25M TI Allowance that is not disbursed by December 31, 2010. The 2008 TI Allowance is personal to Auxilium Pharmaceuticals, Inc. and is not assignable or transferable in whole or in part.

(c) Costs Includable in 2008 TI Allowance. The 2008 TI Allowance shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, Tenant’s voice or data cabling, the cost of preparing the TI Design Drawings and the TI Construction Drawings, validation and qualification costs (however, not more than an amount equal to 20% of the 2008 TI Allowance shall be used to pay any such validation and qualification costs), all costs set forth in the Budget, including Landlord’s Administrative Rent (where applicable), and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the 2008 TI Allowance shall not be used to purchase any furniture, personal property or other non-Building System materials or equipment, including, but not be limited to, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the 2008 TI Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended 2008 TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current TI Cost in excess of the remaining 2008 TI Allowance (“Excess TI Costs”). If Tenant fails to deposit, or is late in depositing any Excess

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TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The 2008 TI Allowance and Excess TI Costs is herein referred to as the “2008 TI Fund.” Funds deposited by Tenant shall be the first thereafter disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 4(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the 2008 TI Fund. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the 2008 TI Fund, Tenant shall be entitled to such undisbursed 2008 TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

(e) Payment for TI Costs. During the course of design and construction of the Tenant Improvements, Landlord shall pay TI Costs once a month against a draw request in Landlord’s standard form, containing such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Tenant Improvements (and prior to any final disbursement of the 2008 TI Fund), Tenant shall deliver to Landlord: (i) a list setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Premises.

5. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this 2008 Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this 2008 Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.